UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

INTERCONTINENTALEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2010, IntercontinentalExchange, Inc. (the “Company”) announced its financial results for the fiscal quarter ended March 31, 2010. A copy of the Company’s press release announcing such financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the attached press release, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 5, 2010, the Company filed with the Securities and Exchange Commission a supplement (the “Supplement”) to the definitive proxy statement (the “Proxy Statement”) of the Board of Directors of the Company dated April 5, 2010 relating to the annual meeting of stockholders of the Company to be held on Friday, May 21, 2010 at 8:30 a.m., local time, at The Ritz Carlton Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326. The purpose of the Supplement is to provide additional information with respect to director nominees who are members of the Company’s Audit Committee. Except as described in the Supplement, the information disclosed in the Proxy Statement continues to apply. Information about the Company’s 2010 annual meeting of stockholders, scheduled for May 21, 2010, and the director nominees for election are set forth in the Proxy Statement, which is supplemented by the Supplement to reflect the information set forth below.

Service on the Audit Committees of Other Public Companies. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the New York Stock Exchange (“NYSE”) listing standards and the Company’s Audit Committee charter require the Company’s Board of Directors to determine that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee and to disclose such determination in its annual proxy statement. Mr. Martell does not serve on any other public company audit committee, Ms. Sprieser currently serves on one other public company audit committee, and Mr. Salerno currently serves on four other public company audit committees. In accordance with the NYSE listing standards and the Company’s Audit Committee charter, the Company’s Board of Directors has determined that Mr. Salerno’s service on these other public company audit committees does not impair his ability to serve effectively on the Company’s Audit Committee or as Chairman of the Audit Committee. This determination is based on his experience as the former chief financial officer of a major public company, his experience as Chairman of the Company’s Audit Committee, his experience as a member of audit committees of other public companies and the fact that he is retired from full-time employment, thereby allowing him to devote sufficient time to his responsibilities as Chairman of the Audit Committee.

The Proxy Statement, together with the Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com (as well as on the Company’s website at www.theice.com). The Company will furnish a copy of the Supplement to any stockholder by mail upon written or verbal request to the Company at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com.

Stockholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote they may do so by (i) filling out the electronic proxy card at www.proxyvote.com, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (800-690-6903), (iii) requesting a new proxy card from the Company at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com, and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the annual meeting in person. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer

Date: May 5, 2010